    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1997
                                                   Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                            HILTON HOTELS CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                            36-2058176
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)


     9336 CIVIC CENTER DRIVE
     BEVERLY HILLS, CALIFORNIA                                   90210
(Address of Principal Executive Offices)                      (Zip Code)

                               ------------------

      HILTON HOTELS CORPORATION 1997 INDEPENDENT DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                       ----------------------------------

                                 CHERYL L. MARSH
                     VICE PRESIDENT AND CORPORATE SECRETARY
                            HILTON HOTELS CORPORATION
                             9336 CIVIC CENTER DRIVE
                         BEVERLY HILLS, CALIFORNIA 90210
                     (Name and address of agent for service)
                                 (310) 278-4321
          (Telephone Number, Including Area Code, of Agent For Service)


                                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED                PROPOSED
                                                                      MAXIMUM                 MAXIMUM                AMOUNT OF
         TITLE OF SECURITIES             AMOUNT TO BE              OFFERING PRICE             AGGREGATE             REGISTRATION
           TO BE REGISTERED            REGISTERED (1)(2)           PER SHARE (3)          OFFERING PRICE (3)            FEE
 -----------------------------------   ------------------         -----------------      --------------------      --------------
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock,
 $2.50 par value . . . . . . . . . .      200,000 (1)             $31.75                 $6,350,000                   $1,874
------------------------------------------------------------------------------------------------------------------------------------
 Series A Junior Participating
 Preferred Stock Purchase Rights
 ("Rights") (2)  . . . . . . . . . .          *                            *                       *                     *
------------------------------------------------------------------------------------------------------------------------------------

-----------------
(1) The Hilton Hotels Corporation 1997 Independent Director Stock Option Plan (the "Plan") authorizes the issuance of a maximum of 200,000 shares.
(2) The Rights are initially carried and traded with the Shares. The value attributable to the Rights, if any, is reflected in the value of the Shares. Accordingly, pursuant to Rule 457(o) under the General Rules and Regulations under the Securities Act of 1933, as amended (the "Act"), which permits the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify by Rights as to the amount to be registered, proposed maximum offering price per security or proposed maximum aggregate offering price.
(3) For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange Composite Tape on November 25, 1997.

                                Page 1 of 7 pages
                         Exhibit Index appears on Page 7

                                     PART I

Item 1.   Plan Information

          Not required to be filed with this Registration Statement.


Item 2.   Registrant Information and Employee Plan Annual Information

          Not required to be filed with this Registration Statement.


                                     PART II

Item 3.   Incorporation of Documents by Reference

          The registrant, Hilton Hotels Corporation, a Delaware corporation (the "Company"), hereby incorporates the following documents in this Registration Statement by reference:

          A. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          B. The Company's Quarterly Reports on Forms 10-Q and 10-Q/A, if applicable, for the quarters ended March 31, June 30 and September 30, 1997;

          C. Current Reports on Form 8-K dated January 21, April 14, April 15, June 4, July 17 and July 22, 1997;

          D. Description of the Company's Common Stock included in a Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on May 18, 1986; and

          E. Description of the Rights included in a Registration Statement on Form 8-A filed with the Commission on July 22, 1988.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities

          Not applicable.


                                Page 2 of 7 pages

Item 5.   Interests of Named Experts and Counsel

          The validity of the original issuance of the shares registered hereby is passed on for the Company by Cheryl L. Marsh, Esq. Ms. Marsh is an officer of the Company and is the holder of options to acquire 46,300 shares of Common Stock under the Company's stock option plans.


Item 6.   Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law, Article XI of the Company's Restated Certificate of Incorporation, as amended, and Paragraph 35 of the Company's By-Laws, as amended, authorize and empower the Company to indemnify its directors, officers, employees and agents, and agreements with each of the Company's directors and executive officers provide for indemnification against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of such person's relationship with the Company, PROVIDED that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit are based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

          Hilton has purchased for the benefit of its officers and directors and those of certain subsidiaries insurance policies whereby the insurance companies agree, among other things, that in the event any such officer or director becomes legally obligated to make a payment (including legal fees and expenses) in connection with an alleged wrongful act, such insurance companies will pay the Company up to $100,000,000. Wrongful act means any breach of duty, neglect, error, misstatement, misleading statement or other act done by an officer or director of Hilton or any subsidiary.

          Reference is made to any Underwriting Agreement to be incorporated by reference in any prospectus of the Company filed with the Commission for provisions regarding indemnification of Hilton and its officers, directors and controlling persons against certain liabilities.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

  4.1              1997 Independent Director Stock Option Plan.

  5.1              Opinion of Company Counsel.

 23.1              Consent of Arthur Andersen LLP.

 23.2              Consent of Company Counsel (included in exhibit 5.1).

 24.1              Powers of Attorney (included on signature page hereof).


                                Page 3 of 7 pages

Item 9.   Undertakings

          (a) The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                 (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.


                                Page 4 of 7 pages

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 25th day of November 1997.

                                        HILTON HOTELS CORPORATION


                                        By: /s/ CHERYL L. MARSH
                                            -------------------------------


                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Robert M. La Forgia and Cheryl L. Marsh, each or any of them, such person's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in their capacities and on the date set forth above.


       /s/ STEPHEN F. BOLLENBACH                  /s/ DIETER H. HUCKESTEIN
   ----------------------------------        -----------------------------------
          Stephen F. Bollenbach                     Dieter H. Huckestein
         Director, President and                          Director
         Chief Executive Officer

         /s/  A. STEVEN CROWN                     /s/   ROBERT L. JOHNSON
   -----------------------------------       -----------------------------------
             A. Steven Crown                          Robert L. Johnson
                Director                                  Director

         /s/  MATTHEW J. HART                     /s/ DONALD R. KNAB
   -----------------------------------       -----------------------------------
             Matthew J. Hart                           Donald R. Knab
      Executive Vice President and                        Director
         Chief Financial Officer
(Chief Financial and Accounting Officer)


         /s/  ARTHUR M. GOLDBERG                  /s/  BENJAMIN V. LAMBERT
   -----------------------------------       -----------------------------------
           Arthur M. Goldberg                        Benjamin V. Lambert
                Director                                  Director



                                Page 5 of 7 pages

            /s/  BARRON HILTON                      /s/   DONNA F. TUTTLE
   -----------------------------------       -----------------------------------
              Barron Hilton                            Donna F. Tuttle
                Director                                   Director

          /s/  ERIC M. HILTON                       /s/  SAM D. YOUNG, JR.
   -----------------------------------       -----------------------------------
             Eric M. Hilton                           Sam D. Young, Jr.
                Director                                  Director

           /s/  PETER GEORGE
   -----------------------------------
              Peter George
                Director


                                Page 6 of 7 pages

                                INDEX TO EXHIBITS
                EXHIBIT                                                     PAGE
                -------                                                     ----


 *  4.1         1997 Independent Director Stock Option Plan.

 *  5.1         Opinion of Company Counsel.

 * 23.1         Consent of Arthur Andersen LLP.

 * 23.2         Consent of Company Counsel (included in exhibit 5.1).

 * 24.1         Powers of Attorney (included on signature page hereof).



------------------------
* Filed herewith


                                Page 7 of 7 pages